UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 17, 2018

Commission File Number:  0-23636

Hawthorn Bancshares, Inc.
(Exact name of registrant as specified in its charter.)

Missouri
(State or other jurisdiction of incorporation or organization)
43-1626350
(IRS Employer Identification No.)

132 East High Street, PO Box 688, Jefferson City, Missouri 65102
(Address of principal executive offices)

573-761-6117
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On October 17, 2018, Hawthorn Bank, a wholly-owned subsidiary of Hawthorn Bancshares Inc., entered into an agreement for the sale of its branch located in Branson, Missouri with total deposits of approximately $15 million to Branson Bank, Branson, Missouri, which sale would exclude the loans assigned to the branch. The agreement provides for certain representations, warranties and covenants customary for transactions of this type. The consummation of the transaction contemplated by the agreement is subject to regulatory approval and various other closing conditions. Hawthorn Bancshares, Inc. has issued a press release announcing Hawthorn Bank's entry into an agreement to sell its Branson, Missouri branch.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. 99.1 Hawthorn Bancshares, Inc. press release dated October 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hawthorn Bancshares, Inc.

Date:   October 18, 2017
By:	/s/ David T. Turner

Name: David T. Turner
Title: Chairman, CEO & President

Exhibit Index

Exhibit No.	Description
EX-99.1	Hawthorn Bancshares Announces Intent to Sell Branson, MO Branch